CERTIFICATE OF CORRECTION
TO
THE ARTICLES OF AMENDMENT
OF
DWS VALUE SERIES, INC.

Pursuant to the provisions of Section 1-207 of the Corporations and Associations Article, Annotated Code of Maryland, the undersigned executes the following Certificate of Correction:

The Articles of Amendment of Scudder Value Series, Inc. changing inter alia the name of its Scudder Dreman Mid Cap Value Fund Series pursuant to Section 2-605(A)(2) were filed with the Department of Assessments and Taxation on February 3, 2006, and that said document requires correction as permitted under the provisions of Section 1-207 of the Corporations and Associations Article, Annotated Code of Maryland.

The error or defect in said document to be corrected, which occurs in its final clause, reads as follows:

> SECOND: The Charter of the Corporation is hereby amended to provide that the series currently designated as the "Scudder Large Cap Value Fund," which consists of one billion two hundred million (1,200,000,000) shares of authorized capital stock of the Corporation, is hereby redesignated as the "DWS Large Cap Value Fund"; the series currently designated as the "Scudder-Dreman High Return Equity Fund," which consists of one billion seven hundred fifty million (1,750,000,000) shares of authorized capital stock of the Corporation, is hereby redesignated as the "DWS Dreman High Return Equity Fund"; the series currently designated as the "Scudder-Dreman Small Cap Value Fund," which consists of one billion one hundred fifty million (1,150,000,000) shares of authorized capital stock of the Corporation, is hereby redesignated as the "DWS Dreman Small Cap Value Fund"; the series currently designed as the "Scudder-Dreman Concentrated Value Fund," which consists of three hundred million (300,000,000) shares of authorized capital stock of the Corporation, is hereby redesignated as the "DWS Dreman Concentrated Value Fund"; and the series currently designated as the "Scudder-Dreman Mid Cap Value Fund," which consists of three hundred seventy five million (375,000,000) shares of authorized capital stock of the Corporation, is hereby redesignated as the "DWS Mid Cap Value Fund."

The foregoing inaccuracy or defect in said document, which occurs in its final clause, is corrected to read as follows:

> SECOND: The Charter of the Corporation is hereby amended to provide that the series currently designated as the "Scudder Large Cap Value Fund," which consists of one billion two hundred million (1,200,000,000) shares of authorized capital stock of the Corporation, is hereby redesignated as the "DWS Large Cap Value Fund"; the series currently designated as the "Scudder-Dreman High Return Equity Fund," which consists of one billion seven hundred fifty million (1,750,000,000) shares of authorized capital stock of the Corporation, is hereby redesignated as the "DWS Dreman High Return Equity Fund"; the series currently designated as the "Scudder-Dreman Small Cap Value Fund," which consists of one billion one hundred fifty million (1,150,000,000) shares of authorized capital stock of the Corporation, is hereby redesignated as the "DWS Dreman Small Cap Value Fund"; the series currently designed as the "Scudder-Dreman Concentrated Value Fund," which consists of three hundred million (300,000,000) shares of authorized capital stock of the Corporation, is hereby redesignated as the "DWS Dreman Concentrated Value Fund"; and the series currently designated as the "Scudder-Dreman Mid Cap Value Fund," which consists of three hundred seventy five million (375,000,000) shares of authorized capital stock of the Corporation, is hereby redesignated as the "DWS Dreman Mid Cap Value Fund."

IN WITNESS WHEREOF, DWS Value Series, Inc. has caused this Certificate of Correction to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Secretary on this 17th day of July, 2008; and its Vice President acknowledges that this Certificate of Correction is the act of DWS Value Series, Inc. and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	DWS VALUE SERIES, INC.
______________________	______________________
John Millette	Michael Clark
Secretary	~~Vice~~ President

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